Exhibit 10.1

TRADEMARK LICENSE AGREEMENT

THIS TRADEMARK LICENSE AGREEMENT ("Agreement"), having effect as and from March 31, 2010 (the "Effective Date") is made by and between Marley Coffee, LLC, a Delaware limited liability company ("MCL"), and Jammin Java Corp., a Nevada corporation ("Jammin") (collectively hereinafter the "Parties" and each a "Party") with reference to the following facts:

RECITALS:

A.           MCL owns the trademarks listed on Exhibit A which is attached to this Agreement and incorporated herein by this reference;

B.           MCL wishes to license the use of the Trademarks (as defined herein) to Jammin pursuant to the terms and conditions herein;

C.           MCL and Jammin originally executed a License Agreement on March 31, 2010 with respect to the use of the Trademarks by Jammin {the "Original Agreement").

D.           The parties now wish to amend the terms of the Original Agreement, and rather than do so via an amending agreement, the parties have elected to restate the Agreement, integrating the amendments, as set out herein.

IN CONSIDERATION OF the covenants and agreements in this Agreement and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties agree as follows:

1.           CERTAIN DEFINITIONS. Except as otherwise defined herein, as used in this Agreement the following terms shall have the following defined meanings:

"Trademarks" means those trademarks, trade names and logos set forth on Exhibit A to this Agreement.

"Licensed Distribution Channels" means hotels, restaurants, office coffee services industry, and large chain (big box) retail stores.

"Licensed Products" means coffee in portion sizes of 5 Ib bags, 1 Kg bags and 2.5 oz portion packs, related goods, and goods related to the Licensed Services.

"Licensed Products and Services" means the Licensed Products together with the Licensed Services.

"Licensed Services" means coffee roasting services; coffee production services; and coffee sale, supply distribution and support services.

2.          TRADEMARK LICENSE FROM MCL TO JAMMIN.

2.1        License. Subject to the terms and conditions of this Agreement, MCL grants to Jammin an nonexclusive, transferable, sublicensable, worldwide license to use and reproduce the Trademarks (whether directly or through third party contractors or licensees) in association with the manufacture, marketing, advertisement, promotion, performance, sale, supply and distribution of Licensed Products and Services through the Licensed Distribution Channels (the "License").

2.2   Applicable Laws. Jammin shall exercise the License, and manufacture, market, advertise, promote, perform, sell, supply and distribute Licensed Products and Services in compliance with all applicable laws, regulations, government standards and policies.

2.3   No Challenge To Validity Of Trademarks. Jammin shall not, directly or indirectly, during the term of this Agreement or at any time thereafter, attack or challenge the ownership or validity of MCL's rights in or to the Trademarks or of any other proprietary rights of MCL, or assist any third party in doing the same, Jammin shall not use or file any applications to register the Trademarks or any words, names, designs, or logos that are confusingly similar to the Trademarks in any country of the world for any goods or services, and shall not register any domain names containing the Trademarks, any phonetic equivalent thereof, or any domain names confusingly similar to the Trademarks in any country of the world.

2.4   Third Party Infringements. Jammin will give MCL prompt written notice of any adverse use of, application to register, or registration of, the Trademarks or other designation similar to the Trademarks of which Jammin is or becomes aware. MCL will have the right, but not the obligation, to bring legal or other appropriate action involving the Trademarks. If, after written request by Jammin, MCL declines to bring a legal or other appropriate action involving the Trademarks, then Jammin may do so at its own expense, and MCL will reasonably cooperate in any such action as requested by Jammin at MCL's expense.

3.             QUALITY CONTROL.

3.1   Quality. The character and quality of the Licensed Products and Services manufactured, marketed, advertised, promoted, performed, sold, supplied and distributed by Jammin in association with the Trademarks will be under the control of MCL and will at all times be in conformance with the written standards and specifications established by MCL, or otherwise approved by MCL from time to time (collectively, the "Standards").

3.2   Required Markings, In the absence of any direction from MCL to the contrary, all use and reproduction of the Trademarks by Jammin in association with the Licensed Products and Services will be accompanied by (a) a written or verbal notice, as appropriate in the circumstance, indicating that such Trademarks are the Trademarks of MCL and that Jammin is using and/or reproducing the Trademarks under licence; and (b) such other legends, markings, and notices as may be required by any law or regulation in the geographic area in which the Licensed Products and Services are sold; and (c) as MCL may reasonably request,

3.3   Review. MCL will have the right, at all reasonable times during the Term, to receive from Jammin, upon request:

(a)	samples of all marketing, business, advertising and other materials of Jammin bearing the Trademarks; and

(b)	samples of all Licensed Products, packaging and other materials of any nature whatsoever bearing the Trademarks;

3.4           in order to determine whether the License is being exercised in accordance with this Agreement, at no cost to MCL In addition, MCL will have the right, at all reasonable times, to review and inspect Jammin's business premises, practices and work sites, to determine whether Jammin's exercise of the License is in conformance with this Agreement.

3.5   Failure to Meet Standard, Jammin undertakes to monitor and supervise the merchandising, display and sale of the Licensed Products and Services to be sold by all its customers so that the Trademarks wherever used are properly and correctly displayed and the Licensed Products and Services are in fact shown and sold as quality and prestige merchandise consistent with the reputation and prestige of the Trademarks and the other goods and services associated by MCL with the Trademarks. In the event MCL should find anything inconsistent with the foregoing, MCL shall notify Jammin thereof and Jarnmin shall supervise the customer concerned in rectifying such inconsistency. Should such customer fail to rectify the same within a reasonable time period, then Jammin shall cease to supply the Licensed Products and Services to said customer so long as any subsequent termination of a given customer shall be in compliance with all applicable laws and regulations, the obligation solely on Jammin to ensure its compliance, In addition, in its own right, Jammin will immediately:

(a) correct or withdraw any of its marketing, business, advertising or other materials;

(b) withdraw any Licensed Services; and

(c) remedy or destroy any Licensed Products and packaging;

3.6   which fail to use and/or reproduce the Trademarks in accordance with this Agreement, provided MCL, acting reasonably, has determined that such failure jeopardizes the goodwill in the Trademarks or the validity of the Trademarks.

3.7   Jammin will not use the Trademarks with any other accompanying trade-marks, words, designs or symbols in a manner likely to lead the viewer to interpret the group of marks as a composite or unitary mark or symbol. Jammin will not use the Trademarks in any fragmented or partial form, unless authorized in writing by MCL.

4.            PAYMENT.

4.1           Payment for License. As full consideration for the license of the Trademarks from MCL to Jammin under this Agreement, Jammin agrees to enter into the Purchase Agreement which is attached hereto as Exhibit B and incorporated herein by this reference and Jammin agrees to issue, assign and transfer to MCL Ten Million (10,000,000) shares of common stock in Jammin as follows: One Million (1,000,000) shares upon the execution of this Agreement and an additional One Million (1,000,000) shares on each anniversary of the execution of this Agreement (i.e., One Million (1,000,000) one year after the execution of this Agreement, an additional One Million (1,000,000) shares two years after the execution of this Agreement, etc.).

5.             TERM AND TERMINATION.

5.1   Term. The term of this Agreement will begin on the Effective Date and will continue in perpetuity (the "Term"),

5.2           Termination by Jammin. Jammin may, at its sole option, terminate this Agreement at any time without cause upon provision of thirty (30) days prior written notice to MCL.

5.3   Termination by MCL. MCL may, at its option and provision of notice to Jammin, terminate this Agreement immediately upon:

(a)	Jammin's breach of any provision of this Agreement where such breach has not been remedied to the reasonable satisfaction of MCL within 30 days after receiving written notice of breach from MCL;

(b)	Jammin's reputation becoming negatively affected in the public eye as a result of the business or activities being conducted by Jammin, as determined by MCL acting reasonably; or

(c)	Jammin becoming insolvent, having a receiver appointed over it, seeking protection from its creditors, commercing dissolution or winding up proceedings, or ceasing to carry on business.

5.4   Upon Termination. Upon termination of this Agreement for any reason, Jammin will:

(a)
Jammin shall immediately cease all use, advertising and display of the Trademarks, and shall immediately provide MCL with a written account of all Licensed Products bearing or associated with the Trademarks or any part thereof in the possession or control of Jarnmin, at the date of termination. MCL, its agents and representatives shall have the right at any time and without prior notice to Jammin to conduct a physical inventory of Jammin in order to verify such account and in this regard Jammin shall provide access to all places under its control to MCL or its agent;

(b)	within fourteen days after the date of termination, or within such longer time period as MCL may consent to in writing, Jammin shall, at the direction of MCL:

(i) modify such Licensed Products to remove all indication of the Trademarks or any part thereof; or

(ii) deliver the Licensed Products to MCL for destruction, with compensation to Jammin at a cost to be established between the parties acting reasonably.

(c)
on the day following the occurrence of any of the events referred to in Sections 5.4(b)(i) and 5.4(b)(ii) above, Jammin shall furnish to MCL a certificate of Jammin verifying such modification or delivery;

(d)
Jammin shall further execute and deliver such documents and take such other steps as may be necessary or desirable to evidence that any and all rights Jammin may have had with respect to the Trademarks have completely ceased, including the cancellation of any registration of Jammin as a permitted or registered user of the Trademarks;

(e)
thereafter Jammin shall not at any time directly or indirectly use the Trademarks or any other trade-mark, or any other mark or thing or any trade name, corporate name or product name, or any other means of designation or commercial identification which is likely to be confused with the Trademarks,

5.5   Effect of Termination. In the event of termination of this Agreement:

(a)
such termination shall be without prejudice to any rights and/or claims that MCL may have against Jammin at the time of termination and thereafter and Jarnmin shall not be relieved of its obligations hereunder following termination of this Agreement; and

(b)
pursuant to Section 5.3(c), Jammin, its receivers, representatives, trustees, agents, administrators, successors, and/or assigns shall have no right to sell, exploit or in any way deal with the Trademarks or any Licensed Products or any carton, container, packing or wrapping material, advertising, promotional and display material pertaining thereto which bears or is associated with the Trademarks or any part thereof, except with and at all times subject to such prior written consent and prior written instructions as MCL may give from time to time.

5.6   No Damages Merely Because of Termination. MCL shall not, by reason only of the expiration or termination of this Agreement be liable to Jammin for compensation, reimbursement or damages on any account, whether for loss of prospective revenues, on account of expenditures, investments, leases or commitments in connection with the use of the Trademarks or otherwise.

6.   LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT, PRODUCT LIABILITY, OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. The parties have agreed that the limitations specified in this Section 6 will survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

7.   GENERAL.

7.1   Accrual of Goodwill. Jammin expressly recognizes and agrees that any and all goodwill associated with the Trademarks, including any goodwill with respect thereto which might be deemed to have arisen from Jammin's activities hereunder shall enure directly and exclusively to the benefit of and shall belong solely to MCL, irrespective of whether or not such activities are in compliance with the terms of this Agreement, Jammin expressly recognizes and agrees that should any right, title or interest in or to the Trademarks become vested in it by operation of law or otherwise, it shall hold the same in trust for MCL and shall, at the request of MCL forthwith unconditionally assign any such right, title or interest to MCL.

7.2   Registration. If permitted or required by law, MCL may make application to register Jammin as a permitted user or registered user of the Trademarks and, if requested by MCL, Jammin undertakes to join in such application, under the conditions of this Agreement and execute any such documents and to take such action (at MCL's cost) as may be necessary or requested by MCL to implement, maintain, enforce or cancel such application or maintain, enforce or defend the Trademarks and registrations thereof. Jammin shall not register this Agreement or its interest herein, in the Trade-marks in any registry in any jurisdiction whatsoever, without the prior written consent of MCL.

7.3   Assignment; Binding upon Successors and Assigns. The terms and conditions of this Agreement will inure to the benefit of and be binding upon the successors and permitted assigns of the parties,

7.4   Governing Law. This Agreement will be governed by and construed under the internal laws of the United States and the State of California, without reference to principles of conflict of laws or choice of laws.

7.5   Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together,  bear the signatures of both parties reflected hereon as signatories and have been delivered by the parties to each other.

7.6   Construction of Agreement, This Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or against either party. A reference to a Section or an Exhibit will mean s Section in, or Exhibit to, this Agreement unless otherwise explicitly provided herein. The titles and headings herein are for reference purposes only and will not in any manner limit the construction of this Agreement, which wilt be considered as a whole.

7.7   Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered by personal delivery, overnight courier service, certified or registered mail, postage prepaid, or by facsimile, and will be deemed given (a) upon delivery, if delivered personally, (b) one business day after deposit with a national overnight courier service for overnight delivery, or (c) one business day after transmission by facsimile with confirmation of receipt, and (d) three business days after deposit in the mails, if mailed by registered or certified mail, postage prepaid, to the following addresses:

If to MCL:	If to Jammin:

Marley Coffee, LLC	Jammin Java Corp.
357 South Fairfax Avenue, Suite 321	Attn: Ahn Tran
Los Angeles, CA 90036 Attn; Rohan Marley

or to such other address as a party may have furnished to the other parties in writing pursuant to this Section 7.5, except that notices of change of address will only be effective upon receipt.

7.8   Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the party to be bound by such waiver. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

7.9   Severabilitv. If any provision of this Agreement, or the application thereof, will for any reason and to any extent be determined to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to give effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision, or to otherwise construe such provision in a manner that renders it valid and enforceable,

7.10           Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

7.11   Entire Agreement. This Agreement, the Exhibits hereto, the other written agreements explicitly referred to herein and the exhibits thereto, when taken together, constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect hereto.

7.12   Further Assurances. From and after the date of this Agreement, upon the request of either party, each party will execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

EXHIBIT A

TRADEMARKS

1,           MARLEY COFFEE

2.           MARLEY COFFEE STIR IT UP

3.

4.

EXHIBIT B

AGREEMENT OF PURCHASE AND SALE OF ASSETS